UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-A FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934
Innocap, Inc.
(Exact name of registrant as specified in its charter)
Nevada	01–0721929
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

112 N. Walnut Street, PO Box 489, Jefferson, TX	75657-0489
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. .
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. X .
Securities Act registration statement file number to which this form relates:	333-153035

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, Par Value $0.001
(Title of class)

ITEM 1.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Incorporated herein by reference (in accordance with Rule 12b-32 of the Exchange Act Rules) is Registrant’s Form S-1 Registration Statement which became effective on January 16, 2009) under File No.: 333-153035, including, but not limited to sections entitled Dividend Policy and Description of Capital Stock, including subheadings: Introduction; Preferred Stock; Common stock; Authorized but Unissued Capital Stock and Shareholder Matters.

ITEM 2.

EXHIBITS.

Incorporated herewith by reference (in accordance with Rule 12b-32 of the Exchange Act Rules) are the following Exhibits filed with the Registrant’s Form S-1 Registration Statement under SEC File No. 333-153035 as follows:

Exhibit Number	Description of Exhibits
3.1	Articles of Incorporation
3.2	Bylaws, as amended

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Innocap, Inc

(Registrant)

Date: March 23, 2017

By:	/s/ Paul Tidwell
Paul Tidwell President